SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 10, 2005

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE.
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address and zip code of principal executive offices)
(630) 271-3600
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

   As previously disclosed in the Company's Current Report on Form 8-K filed on March 8, 2005, the Company's wholly owned subsidiary Hub City Terminals, Inc. (“Terminals”) entered into an Equipment Purchase Contract on March 7, 2005 with Shanghai Jindo Container Co., Ltd. providing for the purchase of 3,400 53-ft containers (the “Equipment Purchase Contract”). On May 10, 2005, Terminals entered into a Master Lease Agreement (the “Master Lease Agreement” and, collectively with the form of schedule to the Master Lease Agreement, the “Container Lease Agreement”) with Banc of America Leasing & Capital, LLC (“Banc of America”). Pursuant to the terms of the Container Lease Agreement, Banc of America assumes the obligations of Terminals under the Euipment Purchase Contract and Terminals agrees to lease the containers from Banc of America.

   The Container Lease Agreement is an operating lease with a seven-year term, with two one-year renewal options. In connection with the foregoing transactions, the Company provided a Guaranty to Banc of America with respect to the financial obligations entered into by Terminals under the Container Lease Agreement.

   The foregoing summary is qualified in its entirety by reference to the Master Lease Agreement and form of schedule thereto, which is attached hereto as Exhibit 10.1 and the Guaranty of the Company, which is attached hereto as Exhibit 10.2.

ITEM 9.01.   Financial Statements and Exhibits

The following documents are filed as part of the report:

                            (a)   Financial Statements of Business Acquired

                                    Not Applicable.

                            (b)   Pro Forma Financial Information

                                    Not Applicable.

                            (c)   Exhibits

                                    A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUB GROUP, INC.

DATE: May 16, 2005	/s/ Thomas M. White
By: Thomas M. White
Its: Senior Vice President
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.

10.1	Lease Agreement dated as of May 10, 2005, between Banc of America Leasing & Capital, LLC and Hub City Terminals, Inc., with form of Schedule thereto.

10.2	Guaranty of Corporation, dated as of May 10, 2005, made by Registrant to, and for the benefit of, Banc of America Leasing & Capital, LLC.